Exhibit 3.27

State of Delaware Secretary of State Division of Corporations Delivered 01:44 PM 10/20/2010 FILED 01:39 PM 10/20/2010 SRV 101012200 - 4887160 FILE

CERTIFICATE OF FORMATION
OF
GULF COAST ENERGY RESOURCES, LLC

1.	The name of the limited liability company is Gulf Coast Energy Resources, LLC (the “Company”).

2.	The registered office of the Company in the State of Delaware is located at the Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801. The name of its registered agent at such address is The Corporation Trust Company.

IN WITNESS WHEREOF, the undersigned has executed this certificate this 20th day of October, 2010.

By:	/s/ Sarah E. McLean
Name: Sarah E. McLean
Title: Authorized Person

State of Delaware Secretary of State Division or Corporations Delivered 06:41 PM 07/21/2015 FILED 06:30 PM 07/21/2015 SRV 151077058 - 4887160 FILE

STATE OF DELAWARE
CERTIFICATE OF AMENDMENT

1.	Name of Limited Liability Company:
Gulf Coast Energy Resources, LLC

2.	The Certificate of Formation of the limited liability company is hereby amended as follows:
1. The name of the limited liability company is Talos Gulf Coast LLC

IN WITNESS WHEREOF, the undersigned have executed this Certificate on the 6th day of July, A.D. 2015.

By:	/s/ William S. Moss III
Authorized Person(s)
William S. Moss III
Sr. Vice President & General Counsel
Name:
Print or Type

State of Delaware Secretary of State Division of Corporations Delivered 11:17 AM 12/21/2018 FILED 11:17 AM 12/21/2018 SR 20188310716 - File Number 4887160

CERTIFICATE OF MERGER

MERGING

TALOS MANAGEMENT INTERMEDIARY LLC

WITH AND INTO

TALOS GULF COAST LLC

December 21, 2018

Pursuant to Title 6, Section 18-209 of the Delaware Limited Liability Company Act, Talos Gulf Coast LLC, a Delaware limited liability company (the “Company”) hereby certifies the following information relating to the merger of Talos Management Intermediary LLC, a Delaware limited liability company (“Talos Management Intermediary”) with and into the Company (the “Merger”):

FIRST: The name and state of formation of each of the constituent entities (the “Constituent Companies”) of the Merger are as follows:

Name	State of Domicile

Talos Gulf Coast LLC	Delaware

Talos Management Intermediary LLC	Delaware

SECOND: The Agreement and Plan of Merger dated as of December 21, 2018, by and between the Constituent Companies (the “Merger Agreement”), setting forth the terms and conditions of the Merger, has been approved, adopted, certified, executed and acknowledged by each of the Constituent Companies in accordance with Title 6, Section 18-209 of the Delaware Limited Liability Company Act.

THIRD: The Company is the surviving limited liability company of the Merger (the “Surviving Entity”), and the name of the Surviving Entity shall be “Talos Gulf Coast LLC.”

FOURTH: This Certificate of Merger, and the Merger shall become effective on December 31, 2018 at 11:59 p.m. eastern time.

FIFTH: The Limited Liability Company Agreement of the Surviving Entity shall be the existing Limited Liability Company Agreement of the Company, as amended and in effect immediately prior to the Merger.

SIXTH: The Merger Agreement is on file at the office of the Surviving entity at 333 Clay Street, Suite 3300; Houston, Texas 77002.

SEVENTH: A copy of the Merger Agreement will be furnished by the Surviving Entity, on request and without cost, to any member of either the Company or Talos Management Intermediary.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Merger as of the date first written above.

TALOS GULF COAST LLC

By:	/s/ Deborah S. Huston
	Name:	Deborah S. Huston
	Title:	Vice President, Deputy General Counsel, and Assistant Secretary

SIGNATURE PAGE

CERTIFICATE OF MERGER

State of Delaware Secretary of State Division of Corporations Delivered 11:25 AM 12/21/2018 FILED 11:25 AM 12/21/2018 SR 20188310722 - File Number 4887160

CERTIFICATE OF MERGER

MERGING

TALOS MANAGEMENT HOLDINGS LLC

WITH AND INTO

TALOS GULF COAST LLC

December 21, 2018

Pursuant to Title 6, Section 18-209 of the Delaware Limited Liability Company Act, Talos Gulf Coast LLC, a Delaware limited liability company (the “Company”) hereby certifies the following information relating to the merger of Talos Management Holdings LLC, a Delaware limited liability company (“Talos Management Holdings”) with and into the Company (the “Merger”):

FIRST: The name and state of formation of each of the constituent entities (the “Constituent Companies”) of the Merger are as follows:

Name	State of Domicile

Talos Gulf Coast LLC	Delaware

Talos Management Holdings LLC	Delaware

SECOND: The Agreement and Plan of Merger dated as of December 21, 2018, by and between the Constituent Companies (the “Merger Agreement”), setting forth the terms and conditions of the Merger, has been approved, adopted, certified, executed and acknowledged by each of the Constituent Companies in accordance with Title 6, Section 18-209 of the Delaware Limited Liability Company Act.

THIRD: The Company is the surviving limited liability company of the Merger (the “Surviving Entity”), and the name of the Surviving Entity shall be “Talos Gulf Coast LLC.”

FOURTH: This Certificate of Merger, and the Merger shall become effective on January 2, 2019 at 11:59 p.m. eastern time.

FIFTH: The Limited Liability Company Agreement of the Surviving Entity shall be the existing Limited Liability Company Agreement of the Company, as amended and in effect immediately prior to the Merger.

SIXTH: The Merger Agreement is on file at the office of the Surviving Entity at 333 Clay Street, Suite 3300; Houston, Texas 77002.

SEVENTH: A copy of the Merger Agreement will be furnished by the Surviving Entity, on request and without cost, to any member of either the Company or Talos Management Holdings.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Merger as of the date first written above.

TALOS GULF COAST LLC

By:	/s/ Deborall S. Huston
	Name:	Deborall S. Huston
	Title:	Vice President, Deputy General Counsel, and Assistant Secretary

Signature Page
Certificate of Merger